Exhibit 18 (o)(1)

                         FORM OF AMENDED RULE 18F-3 PLAN

                                 RULE 18F-3 PLAN

    1. A Portfolio of the Fund ("Portfolio") may issue more than one class of voting stock ("Class"), provided that:
        (a) Each such Class:
            (1) (i) Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and
                (ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio's assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;
            (2) Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;
            (3) Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and
            (4) Shall have in all other respects the same rights and obligations as each other class.
        (b) Expenses may be waived or reimbursed by the Portfolio's adviser, underwriter, or any other provider of services to the Portfolio.
        (c) (1) Any payments made under paragraph (a)(1)(i) of this Plan shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board.
            (2) Before any vote on the Plan or the Appendix, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.
            (3) The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

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

        (d) A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio. Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.

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

                                   APPENDIX A

RBB FUND
CURRENT DISTRIBUTION FEE LEVELS
JULY, 1999

A.  MONEY MARKET PORTFOLIO

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.  Sansom Street (Class J)      fee 0.05%                 4/10/91
    Shareholder Service Fee          0.10%                 8/16/88

2.  Bedford (Class L)            fee 0.60%                 11/17/94

3.  Cash Preservation            fee 0.40%                 4/10/91
    (Class G)

4.  RBB Family (Class E)         fee 0.40%                 4/10/91

5.  Janney (Class Alpha 1)       fee 0.60%                 2/l/95

6.  Select (Class Beta 1)        fee 0.00%                 _______

7.  Principal (Class
    Gamma 1)                     fee 0.55%                 10/28/98

B.  MUNICIPAL MONEY MARKET PORTFOLIO

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1. Sansom Street                 fee 0.05%                 4/10/91
   (Class I)
   Shareholder Service Fee           0.10%                 8/16/88

2. Bedford (Class M)             fee 0.60%                 11/17/94

3. Cash Preservation             fee 0.40%                 4/10/91
   (Class H)

4. RBB Family (Class F)          fee 0.40%                 4/10/91

5. Janney (Class Alpha 2)        fee 0.60%                 2/l/95

C.  GOVERNMENT OBLIGATION MONEY MARKET PORTFOLIO

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.  Sansom Street (Class K)      fee 0.05%                 4/10/91
    Shareholder Service Fee          0.10%                 8/16/88

2.  Bedford (Class N)            fee 0.60%                 11/17/94

3.  Janney (Class Alpha 3)       fee 0.60%                 2/l/95


D.  GOVERNMENT SECURITIES PORTFOLIO

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.  RBB Family (Class P)         fee 0.40%                 4/10/91


E.  NEW YORK MUNICIPAL MONEY MARKET PORTFOLIO

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.  Janney (Class Alpha 4)       fee 0.60%                 2/l/95


F.  BOSTON PARTNERS LARGE CAP VALUE FUND

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.  Institutional Class          None                      5/29/98
    (Class QQ)
2.  Advisor Class                fee 0.50%                 10/16/96
    (Class SS)
3.  Investor Class               fee 0.25%                 10/16/96
    (Class RR)


G.  BOSTON PARTNERS MID CAP VALUE FUND

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.  Institutional Class          None                      5/29/98
    (Class TT)
2.  Investor Class               fee 0.25%                 6/1/97
    (Class UU)

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

H.  BOSTON PARTNERS BOND FUND

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.  Institutional Class          None                      5/29/98
    (Class VV)
2.  Investor Class               fee 0.25%                 12/29/97
    (Class WW)

I.  BOSTON PARTNERS MICRO CAP VALUE FUND

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.  Institutional Class          None                      7/01/98
    (Class DDD)
2.  Investor Class               fee 0.25%                 7/01/98
    (Class EEE)

J.  BOSTON PARTNERS MARKET NEUTRAL FUND

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.  Institutional Class          None                      _________
    (Class III)
2.  Investor Class               fee 0.25%                 _________
    (Class JJJ)

K. BOSTON PARTNERS LONG-SHORT EQUITY FUND

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.  Institutional Class          None                      __________
    (Class KKK)
2.  Investor Class               fee 0.25%                 __________
    (Class LLL)

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

L.  SCHNEIDER CAPITAL MANAGEMENT VALUE FUND

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.       Investor (Class YY)        None                      4/6/98

M.  BOGLE SMALL CAP GROWTH FUND

                             CURRENT DISTRIBUTION
    CLASS                         FEE LEVEL                EFFECTIVE DATE
    --------                 --------------------          --------------
1.       Institutional (Class NNN)
                                    None

2.       Investor (Class OOO)
         Shareholder Services Fee   0.25%

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

         APPENDIX B

         EXCHANGE PRIVILEGES OF THE PORTFOLIOS
         OF THE RBB FUND, INC.


================================================================================
FAMILY             EACH PORTFOLIO (CLASS)...        MAY BE EXCHANGED FOR ANY OF
--------------------------------------------------------------------------------
Cash Preservation  Money Market (G)                 Money Market (G)
                   Municipal Money Market (H)       Municipal Money Market (H)
--------------------------------------------------------------------------------
RBB                Money Market (E)                 Money Market (E)
                   Municipal Money Market (F)       Municipal Money Market (F)
                   Government Securities (P)        Government Securities (P)
--------------------------------------------------------------------------------
Bedford (Bear      Money Market (L)                 Common Shares of other
Stearns)                                            non-RBB funds advised or
                                                    sponsored by Bear, Stearns
                                                    & Co. Inc.
--------------------------------------------------------------------------------
n/i                Micro Cap (FF)
                   Growth (GG)
                   Growth & Value (HH)              Growth & Value (HH)
                   Larger Cap Value (XX)            Larger Cap Value (XX)
                   Small Cap Value (MMM)            Small Cap Value (MMM)
--------------------------------------------------------------------------------
Schneider Capital  Schneider Small Cap Value (YY)   Schneider Small Cap Value
Management                                          (YY)
--------------------------------------------------------------------------------
Boston Partners    Mid Cap Value (TT)               Mid Cap Value (TT)
(Institutional     Large Cap Value (QQ)             Large Cap Value (QQ)
Classes)           Bond (VV)                        Bond (VV)
                   Micro Cap Value (DDD)            Micro Cap Value (DDD)
                   Market Neutral (III)             Market Neutral (III)
                   Long-Short Equity (KKK)          Long-Short Equity (KKK)
--------------------------------------------------------------------------------
Boston Partners    Mid Cap Value (UU)               Mid Cap Value (UU)
(Investor          Large Cap Value (RR)             Large Cap Value (RR)
Classes)           Bond (WW)                        Bond (WW)
                   Micro Cap Value (EEE)            Micro Cap Value (EEE)
                   Market Neutral (JJJ)             Market Neutral (JJJ)
                   Long-Short Equity (LLL)          Long-Short Equity (LLL)
================================================================================

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